Exhibit 1.1

Execution Version

1,333,334 Shares

TWIN DISC, INCORPORATED

COMMON STOCK, NO PAR VALUE PER SHARE

UNDERWRITING AGREEMENT

September 20, 2018

September 20, 2018

ROBERT W. BAIRD & CO. INCORPORATED

As Representative of the Several Underwriters

  Identified in Schedule I Hereto

c/o Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

Twin Disc, Incorporated, a Wisconsin corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Robert W. Baird & Co. Incorporated is acting as representative (the “Representative”), subject to the terms and conditions set forth herein, an aggregate of 1,333,334 shares (the “Firm Shares”) of the Company’s common stock, no par value per share (the “Common Stock”).

The Company also proposes to issue and sell to the Underwriters, subject to the terms and conditions set forth herein, up to an aggregate of 200,000 additional shares (the “Additional Shares”) of Common Stock, if and to the extent that the Representative shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are collectively referred to as the “Shares.”

In accordance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), the Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (file number 333-227130), including a prospectus, relating to the Shares, which registration statement and prospectus incorporate or are deemed to incorporate by reference documents that the Company has filed, or will file, with the Commission in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”). The registration statement as amended at the time it becomes effective, including the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, is referred to herein as the “Registration Statement.” If the Company files an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the Registration Statement shall be deemed to include such Rule 462 Registration Statement. The Company has also filed with, or transmitted for filing to, or shall promptly after the date hereof file with or transmit for filing to, the Commission a prospectus supplement (in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), the “Prospectus Supplement”) pursuant to Rule 424 under the Securities Act. The term “Base Prospectus” means the prospectus dated September 14, 2018, relating to the Shares, in the form in which it has most recently been filed with the Commission as part of the Registration Statement on or prior to the date of this Agreement. The term “Prospectus” means the Base Prospectus as supplemented by the Prospectus Supplement. The term “Preliminary Prospectus” means any preliminary form of Prospectus (including without limitation the preliminary Prospectus Supplement dated September 17, 2018, filed with the Commission pursuant to Rule 424).

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; “Time of Sale Prospectus” means the Base Prospectus and the Preliminary Prospectus included in the Registration Statement immediately prior to the Time of Sale, together with the free writing prospectuses, if any, each identified in Schedule II hereto (each, a “Permitted Free Writing Prospectus”), and the information set forth in Schedule II hereto; “Time of Sale” means 4:38 p.m. (Central Time) on the date of this Agreement; and “road show” has the meaning set forth in Rule 433(h)(4) under the Securities Act. As used herein, the terms “Registration Statement,” “Base Prospectus,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, deemed to be incorporated by reference therein, including, unless the context otherwise requires, the documents, if any, filed as exhibits to such incorporated documents. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any Preliminary Prospectus, the Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference therein.

1.     Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters on the date hereof, at the Closing Date (as defined in Section 4 hereof) and at each Option Closing Date (as defined in Section 2 hereof), if any, that:

(a)     The Registration Statement has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)     The Base Prospectus and any Preliminary Prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations thereunder (including, without limitation, Rule 430B(a) or 430A(b)).

(c)     (i) Each document, if any, incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when it became effective or when it was filed with the Commission, as the case may be, in all material respects with the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations of the Commission thereunder and such documents did not contain, and any further documents so filed and incorporated by reference in the Time of Sale Prospectus or the Prospectus or any further amendment or supplement thereto will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, and at the Closing Date and any Option Closing Date will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5) thereof); (iv) at no time during the period that begins on the earlier of the date of the Preliminary Prospectus and the date on which the Preliminary Prospectus was filed with the Commission and ends immediately prior to the execution of this Agreement did any Preliminary Prospectus contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) the Time of Sale Prospectus does not, and at the Time of Sale, at the Closing Date (as defined in Section 3) and each Option Closing Date, if any, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vi) each Permitted Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus and each such Permitted Free Writing Prospectus, as supplemented by and taken together with the Time of Sale Disclosure Package, as of the Time of Sale, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vii) each road show, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vii) the Prospectus, as of the date it is filed with the Commission pursuant to Rule 424, at the Closing Date and at each Option Closing Date, if any, will comply in all material respects with the Securities Act (including without limitation Section 10(a) of the Securities Act) and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 1(c) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, any Preliminary Prospectus, any Permitted Free Writing Prospectus, any road show or the Prospectus or any amendments or supplements thereto based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being agreed that the only such information furnished by the Underwriters to the Company expressly for use therein are the statements contained in the fifth (concerning terms of the offering) and thirteenth through sixteenth (concerning stabilization and electronic distribution) paragraphs under the caption “Underwriting” in the Time of Sale Prospectus and the Prospectus Supplement (collectively, the “Underwriter Information”).

(d)     Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any prospectus in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectus and/or the Permitted Free Writing Prospectuses; the Company has not, directly or indirectly, prepared, made, used, authorized, approved or referred to, and will not prepare, make, use, authorize, approve or refer to, any free writing prospectuses without the prior written consent of the Representative, other than the Permitted Free Writing Prospectuses and any road shows furnished or presented to the Representative before first use. Each Permitted Free Writing Prospectus has been prepared, used or referred to in compliance with Rules 164 and 433 under the Securities Act. Assuming that each Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rules 164 and 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, except as permitted by Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act. The Company is not disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Shares, free writing prospectuses pursuant to Rules 164 and 433 under the Securities Act. Each Permitted Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or that was prepared by or on behalf of or used or referred to by the Company, complies or will comply in all material respects with the requirements of the Securities Act. No Permitted Free Writing Prospectus conflicts with the information contained in the Registration Statement, any Preliminary Prospectus, Time of Sale Prospectus or Prospectus; and, to the Company’s knowledge, no free writing prospectus prepared by or on behalf of or used by any Underwriter contains any “issuer information” within the meaning of Rule 433(h)(2) under the Securities Act.

(e)     The Company was, at the time the Registration Statement was initially filed and when it became effective, eligible to use Form S-3 to register the offering of the Shares contemplated hereby. The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) at the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement.

(f)     The Common Stock is listed for quotation on the Nasdaq Global Select Market (the “Exchange”), and the Company has not received any notice from the Exchange regarding the delisting of the Common Stock from the Exchange. The Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the Exchange. To the Company’s knowledge, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority (“FINRA”), on the one hand, and the Company, any of its subsidiaries or any of its or their respective officers, directors or 5% or greater security holders, or any beneficial owner of its or their unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, on the other hand, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus.

(g)     The Company has been duly incorporated, is validly existing as a corporation under the laws of the State of Wisconsin, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not (i) have a material adverse effect on the assets, business, condition (financial or otherwise), results of operation or prospects of the Company and its subsidiaries, taken as a whole, (ii) prevent or materially interfere with the consummation of the transactions contemplated hereby or (iii) result in the delisting of the Common Stock from the Exchange (the occurrence of any such effect, prevention or interference described in the foregoing clauses (i), (ii) or (iii) being herein referred to as a “Material Adverse Effect”).

(h)     Each subsidiary of the Company has been duly organized, is validly existing as an entity in good standing under the laws of the jurisdiction of formation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have, individually or in the aggregate, a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as required by applicable law in the jurisdiction of a subsidiary’s formation, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(i)     This Agreement has been duly authorized, executed and delivered by the Company.

(j)     The authorized and outstanding capitalization of the Company is as set forth under the caption “Capitalization” in the Time of Sale Prospectus. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained or incorporated by reference in the Time of Sale Prospectus and the Prospectus.

(k)     The shares of Common Stock outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized, are validly issued, fully paid and non-assessable, have been issued in compliance with applicable securities laws and were not issued in violation of any preemptive or similar rights. All prior offers and sales of securities by the Company were made in compliance in all material respects with the Securities Act and all other applicable laws and regulations.

(l)     The Shares to be sold by the Company have been duly authorized and, when issued (in the case of the Shares to be issued and sold by the Company) and delivered in accordance with the hereof, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights. Upon payment of the purchase price and issuance (in the case of the Shares to be issued and sold by the Company) and delivery of the Shares in accordance herewith, the Underwriters will receive good, valid and marketable title to the Shares, free and clear of all liens, charges, security interests, encumbrances or claims.

(m)     Neither the execution and delivery by the Company of, nor the performance by the Company of its obligations under, this Agreement will conflict with, contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any assets of the Company or any of its subsidiaries pursuant to, or constitute a default or a Debt Repayment Triggering Event (as defined below) under: (i) any statute, law, rule, regulation, judgment, order decree of any federal, state, local, municipal, foreign or other administrative, regulatory, governmental or quasigovernmental authority (each, a “Governmental Authority”); (ii) the Articles of Incorporation or bylaws of the Company or any of its subsidiaries; or (iii) any contract, agreement, obligation, covenant or instrument to which the Company, any of its subsidiaries or any of its or their respective assets is subject or bound, except, in the case of (i) and (iii), as would not, individually or in the aggregate, have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice, lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(n)     No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Exchange), or approval of the Company’s securityholders, is required in connection with the issuance or sale of the Shares or the consummation of the transactions contemplated hereby, other than (i) the registration of the Shares under the Securities Act, which has been effected (or, with respect to any Rule 462 Registration Statement, will be effected in accordance with Rule 462(b) under the Securities Act), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters (iii) any necessary filing of a supplemental listing application and related materials with the Exchange or (iv) any necessary approval by FINRA of the underwriting terms and arrangements.

(o)     There are no actions, suits, claims, investigations or proceedings (collectively, “Actions”) pending or, to the Company’s knowledge, threatened or contemplated to which the Company, any of its subsidiaries or any of its or their respective directors or officers is or would be a party or of which any of its or their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Exchange), other than any such Action accurately described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or which, if resolved adversely to the Company or any of its subsidiaries, would not, individually or in the aggregate, have a Material Adverse Effect. There are no Actions that are required to be described in the Time of Sale Prospectus and the Prospectus and are not so described. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, or to be filed as exhibits to the Registration Statement, that are not so described or filed as required.

(p)     The Company and its subsidiaries are not and, immediately after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Prospectus, will not be required to register as an “investment company” (as defined in the Investment Company Act of 1940, as amended).

(q)     RSM US LLP, who has certified certain financial statements and supporting schedules of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board and as required by the Securities Act.

(r)     The financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved. All pro forma financial statements or data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply with the requirements of the Securities Act and the Exchange Act, the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such pro forma financial statements and data. The other financial and statistical data contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company and its subsidiaries to which such data relate. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included or incorporated by reference as required. The Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are not described in the Time of Sale Prospectus and the Prospectus. All disclosures contained or incorporated by reference in the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(s)     All statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Permitted Free Writing Prospectuses has been made or reaffirmed with a reasonable basis and in good faith.

(t)     Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus: (i)(A) neither the Company nor any of its subsidiaries is in violation of, or has any liability under, any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances (as defined below), to the protection or restoration of the environment or natural resources, to health and safety, including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”) that would, individually or in the aggregate, have a Material Adverse Effect, (B) to the Company’s knowledge, neither the Company nor any of its subsidiaries own, occupy, operate or use any real property contaminated with Hazardous Substances, (C) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (D) to the Company’s knowledge, neither the Company nor any of its subsidiaries is liable or alleged to be liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (E) neither the Company nor any of its subsidiaries is subject to any pending, or to the Company’s knowledge threatened, claim by any governmental agency or governmental body or person arising under Environmental Laws or relating to Hazardous Substances and (F) the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their business, except in each case as would not, individually or in the aggregate, result in a Material Adverse Effect; (ii) to the knowledge of the Company, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would result in a Material Adverse Effect; and (iii) in the ordinary course of its business, the Company and its subsidiaries periodically evaluate the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of the Company, and, on the basis of such evaluation, the Company has reasonably concluded that such Environmental Laws will not, individually or in the aggregate, result in a Material Adverse Effect. The term “Hazardous Substances” means (i) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold and (ii) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(u)     Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries, on the one hand, and any person, on the other hand, granting such person the right to require the Company to (i) file a registration statement under the Securities Act with respect to any securities of the Company or (ii) include any securities of the Company with the Shares registered pursuant to the Registration Statement.

(v)     Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(w)     Subsequent to the respective dates of the financial statements included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and any other specified dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there has not occurred any Material Adverse Effect, or any development involving a prospective Material Adverse Effect; (ii) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction outside the ordinary scope of business; (iii) the Company and its subsidiaries have not sustained any material loss or interference with its or their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; (iv) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (v) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries; except in each case as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(x)     The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all defects, liens, charges, encumbrances or claims, in each case except as described in the Time of Sale Prospectus and the Prospectus or except as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus and the Prospectus.

(y)     Each of the Company and its subsidiaries owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned or licensed by it or which is otherwise necessary for the conduct of, or material to, its respective businesses (collectively, the “Intellectual Property”). The Company has no knowledge of any action, suit, proceeding or claim to the contrary or any challenge by any other person to the rights of the Company or any of its subsidiaries with respect to the Intellectual Property that would render any Intellectual Property invalid or inadequate to protect the interests of the Company or any of its subsidiaries, and the Company has no knowledge of any facts that could form a reasonable basis for any such action, suit, proceeding or claim. Neither the Company nor any of its subsidiaries has infringed or is infringing the intellectual property of a third party, and neither the Company nor any of its subsidiaries has received notice of a claim by a third party to the contrary.

(z)      Except as described in the Time of Sale Prospectus, each of the Company and its subsidiaries has complied, and is presently in compliance, in all material respects, with its privacy policies, applicable privacy rules and third party obligations regarding the collection, use, transfer, storage, protection, disposal and disclosure of personally identifiable information.

(aa)     No strike, work stoppage, slowdown or other labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus and the Prospectus or, to the Company’s knowledge, is imminent. The Company has no knowledge of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(bb)     Neither the Company nor any of its subsidiaries is in violation of any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder (collectively, “ERISA”), except for such violations as would not have a Material Adverse Effect. Each “employee benefit plan” (as defined under ERISA) for which the Company, its subsidiaries or its or their respective ERISA Affiliates (as defined below) would have any liability (each, a “Plan”) has been maintained in compliance in all material respects with its terms and with the requirements of all applicable statutes, rules and regulations, including ERISA and the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”). “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member. No Plan is, and none of the Company, its subsidiaries or any of its or their respective ERISA Affiliates has within the past six years sponsored, maintained, participated in, contributed to or had any obligation (contingent or otherwise) with respect to any (i) “multiemployer plan” (within the meaning of Section 3(37) of ERISA), (ii) pension plan subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code, except as described in the Time of Sale Prospectus and the Prospectus, (iii) “multiple employer plan” (within the meaning of Section 413(c) of the Code) or (iv) multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA). None of the Company, its subsidiaries or any of its or their respective ERISA Affiliates has incurred or reasonably expects to incur any liability under Section 412, 4971, 4975 or 4980B of the Code, except as would not, individually or in the aggregate, not have a Material Adverse Effect. No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred, excluding transactions effected pursuant to a statutory or administrative exemption. Each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. There is no pending audit or investigation by the U.S. Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or any of its subsidiaries.

(cc)     The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(dd)     Except as otherwise would not have a Material Adverse Effect, the buildings, structures and equipment owned by the Company and its subsidiaries are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use, ordinary wear and tear excepted), are adequate and suitable for their present uses and, in the case of buildings and other structures, are structurally sound.

(ee)     The Company and its subsidiaries possess, and are operating in material compliance with, all certificates, approvals, clearances, registrations, exemptions, licenses, authorizations and permits (each, a “Permit”) of the appropriate Governmental Authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(ff)     Except as described in the Time of Sale Prospectus and the Prospectus, no subsidiary of the Company is subject to any material direct or indirect prohibition on the payment of dividends to the Company, on making any other distribution on such subsidiary’s capital stock, on repaying the Company for any loans or advances to such subsidiary from the Company or on transferring any of such subsidiary’s property or assets to the Company or to any other subsidiary of the Company.

(gg)     The Company maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, without limitation, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company’s internal control over financial reporting is effective in performing the functions for which it was established, and the Company has no knowledge of any material weaknesses in its internal control over financial reporting. Except as disclosed in the Time of Sale Prospectus and the Prospectus, since the date of the latest audited financial statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(hh)     The Company maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company’s disclosure controls and procedures are effective in performing the functions for which they were established. The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the Commission (the “Sarbanes-Oxley Act”), and the statements made in each such certification are accurate. The Company, its subsidiaries and its and their respective directors and officers are each in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(ii)     Neither the Company nor any of its subsidiaries has sent or received any communication regarding the termination of, or the intention not to renew, any of the contracts or agreements referred to or described in the Time of Sale Prospectus or the Prospectus, or referred to, described in or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement.

(jj)     All federal, state, local and foreign tax returns required to be filed by the Company and its subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities, have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided. Except as disclosed in the Time of Sale Prospectus and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company, any of its subsidiaries or any of its or their respective properties or assets.

(kk)     Neither the Company nor any of its subsidiaries nor any of their respective directors, officers or employees nor, to the Company’s knowledge, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense, (ii) made, offered, promised or authorized any direct or indirect unlawful payment or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law.

(ll)      The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(mm)     Neither the Company nor any of its subsidiaries nor any of their respective directors, officers or employees nor, to the Company’s knowledge, any agent, affiliate or person associated with or acting on behalf of the Company or any of its subsidiaries, is currently the subject or the target of any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the European Union, Her Majesty’s Treasury, the United Nations Security Council or any other relevant sanctions authority (collectively, “Sanctions”) or is located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Syria and Crimea). The Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, to fund or facilitate any activities of or business with any person, or in any country or territory, that at such time is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transactions contemplated hereby, whether as an underwriter, advisor, investor or otherwise) of Sanctions. The Company and its subsidiaries are not knowingly engaged in, and for the past five years have not knowingly engaged in, any dealings or transactions with any person, or in any country or territory, that at such time is or was the subject or the target of Sanctions.

(nn)     Except as described in the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(oo)     Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected, to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

2.     Agreements to Sell and Purchase. The Company hereby agrees to issue and sell 1,333,334 Firm Shares to the several Underwriters at a price of $21.15 per share (the “Purchase Price”), and each Underwriter, upon the basis of the representations and warranties and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company at the Purchase Price the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) set forth opposite the name of such Underwriter set forth in Schedule I hereto.

Moreover, the Company hereby agrees to issue and sell up to 200,000 Additional Shares to the Underwriters at the Purchase Price and the Underwriters, upon the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, shall have the right (but not the obligation) to purchase, severally and not jointly, Additional Shares at the Purchase Price , up to the total number of Additional Shares set forth opposite the name of such Underwriter set forth in Schedule I hereto. The Representative may exercise this right to purchase Additional Shares on behalf of the Underwriters in whole or from time to time in part by giving written notice of such exercise not later than 30 days after the date hereof. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such Additional Shares are to be purchased. Each purchase date must be at least one business day after the date on which such written notice is given and may not be earlier than the Closing Date or later than ten business days after the date on which such written notice is given. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares to be purchased on the Closing Date.

3.     Payment and Delivery. Payment for the Firm Shares to be sold by the Company shall be made to the Company in Federal or other funds immediately available in Milwaukee, Wisconsin against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., Central Time, on September 25, 2018, or at such other date and time as shall be designated in writing by the Representative (such date and time, the “Closing Date”).

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in Milwaukee, Wisconsin against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., Central Time, on the Option Closing Date specified in the corresponding exercise notice described in Section 2 hereof or at such other date and time as shall be designated in writing by the Representative.

The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as applicable. The Firm Shares and the Additional Shares shall be delivered to the Representative on the Closing Date or the Option Closing Date, as applicable, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

4.     Conditions to the Underwriters’ Obligations. The obligations of the Underwriters are subject to the condition that all representations and warranties of the Company contained herein are, at the date hereof, at the Closing Date and at each Option Closing Date, if any, true and correct, the condition that the Company has performed its obligations required to be performed hereunder prior to the Closing Date and the following further conditions:

(a)     Subsequent to the execution and delivery hereof and prior to the Closing Date and each Option Closing Date, if any, there shall not have occurred:

(i)     any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating, if any, accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act); and

(ii)     any change, or any development involving a prospective change, in the assets, business, condition (financial or otherwise), management, operations, earnings or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that makes it, in the Representative’s judgment, impracticable or inadvisable to offer or sell the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)     The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, a certificate, dated the Closing Date or such Option Closing Date, as applicable, and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, to the effect that (i) the representations and warranties of the Company set forth herein are true and correct at and as if made on the Closing Date or such Option Closing Date, as applicable, (ii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as applicable , (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings or examinations for that purpose have been instituted or, to the knowledge of such officers, threatened, and (iv) as to such other matters as the Representative may reasonably request. The delivery of such certificate shall constitute a representation and warranty of the Company as to the statements made therein.

(c)     The Underwriters shall have received on the Closing Date and each Option Closing Date, if any:

(i)     an opinion of von Briesen & Roper, s.c., outside counsel for the Company, dated the Closing Date or such Option Closing Date, as applicable, in form and substance reasonably satisfactory to counsel for the Underwriters;

(ii)     a negative assurance letter of von Briesen & Roper, s.c., outside counsel for the Company, dated the Closing Date or such Option Closing Date, as applicable, in form and substance reasonably satisfactory to counsel for the Underwriters;

(iii)     The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, an opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters, dated the Closing Date or such Option Closing Date, as applicable, in form and substance satisfactory to the Underwriters.

(d)     The Underwriters shall have received, on the date hereof, the Closing Date and each Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, as applicable, in form and substance satisfactory to the Underwriters, from each of RSM US LLP and PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that each such letter shall use a “cut-off date” not earlier than three days prior to the date thereof.

(e)     The Underwriters shall have received, on the date hereof, the Closing Date and each Option Closing Date, if any, a certificate, dated the date hereof, the Closing Date or the Option Closing Date, as applicable, of the Chief Financial Officer of the Company with respect to certain financial data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, providing “management comfort” with respect to such information, in form and substance satisfactory to the Underwriters.

(f)     No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus shall have been issued, and no proceedings for such purpose shall have been instituted or threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement shall have been received; and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s satisfaction.

(g)     The Underwriters shall have received, on or prior to the date hereof, “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representative, on the one hand, and the directors and executive officers of the Company, on the other hand, relating to sales and certain other dispositions of shares of Common Stock and other securities of the Company, and such lock-up agreements shall be in full force and effect at the Closing Date, and each Option Closing Date, if any.

(h)     The Shares shall have been approved for listing on the Exchange.

(i)     FINRA shall not have raised any objection with respect to the fairness or reasonableness of the terms and arrangements of the underwriting or the transactions contemplated hereby.

(j)     On or after the Time of Sale there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

(k)     The obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representative on each Option Closing Date of such documents as the Representative may reasonably request, including certificates of officers of the Company, legal opinions and an accountant’s comfort letter, and other matters related to the issuance of such Additional Shares.

5.     Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)     The Company will furnish to the Representative, without charge, prior to the date hereof, two signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and will furnish to the Representative in Milwaukee, Wisconsin. The Company will furnish to the Representative without charge, prior to 10:00 a.m., Central Time, on the business day next succeeding the date hereof and during the period referenced in Section 5(f) or 5(g) hereof, as many copies of the Registration Statement, Time of Sale Prospectus and the Prospectus, and any amendments or supplements to any of the foregoing, as the Representative may request.

(b)     Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company will (i) furnish to the Representative a copy of each such proposed amendment or supplement, (ii) not file any such proposed amendment or supplement to which the Representative objects, (iii) file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act, any prospectus required to be filed pursuant to such Rule and (iv) file any issuer free writing prospectus to the extent required by Rule 433 of the Securities Act.

(c)     To furnish to the Representative a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company, and will not to use or refer to any proposed free writing prospectus to which the Representative object.

(d)     The Company will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)     The Company will advise the Representative promptly of any request by the Commission for amendments or supplements to the Registration Statement, Base Prospectus, any Preliminary Prospectus, Permitted Free Writing Prospectus, Prospectus Supplement or Prospectus or for additional information with respect thereto, or of any notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, and if the Commission should enter such a stop order, the Company will use its best efforts to obtain the lifting or removal of such order as soon as possible.

(f)     If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or any condition shall exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or any condition shall exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company will forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, such amendments or supplements so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading, or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g)     If, during such period after the time of filing the Prospectus as in the opinion of counsel for the Underwriters the Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters, to the dealers (whose names and addresses the Representative will furnish to the Company) to which Shares may have been sold by the Representative on behalf of the Underwriters and to any other dealer upon request, such amendments or supplements so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h)     If, at or after the date hereof, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Securities Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Rule 462 Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as possible. The Company will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, (i) when such post-effective amendment or such Rule 462 Registration Statement has become effective and (ii) if Rule 430A under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Company agrees to file in a timely manner in accordance with such Rules).

(i)     If, at any time during the period when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares, the Registration Statement shall cease to comply with the requirements of the Securities Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify the Representative, (ii) promptly file with the Commission a new registration statement under the Securities Act, relating to the Shares, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Securities Act and shall be in a form satisfactory to the Representative, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Securities Act as soon as practicable, (iv) promptly notify the Representative of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;

(j)     [RESERVED].

(k)     The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Shares.

(l)     The Company will promptly furnish such information or take such action as the Representative may reasonably request and otherwise to qualify the Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Representative shall reasonably request, and will comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any jurisdiction (excluding service of process with respect to the offer and sale of the Shares). The Company will promptly advise the Representative of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(m)     The Company will make generally available to the Company’s security holders and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(n)     The Company will use its best efforts to cause the Shares to be listed on the Exchange and to maintain the listing of the Common Stock, including the Shares, on the Exchange.

(o)     The Company will not, during the period beginning on the date of this Agreement and continuing to and including 90 days after the date of the Prospectus, without the prior written consent of the Representative with the authorization to release the lock-up letter on behalf of the Underwriters, not to (i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for, or that represent the right to receive, Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) above or this clause (ii) is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii). The restrictions contained in the preceding sentence shall not apply to (a) the Shares to be sold hereunder, (b) the grant of options to purchase shares of Common Stock pursuant to the Company’s stock option or equity-based compensation plans, under the terms of such plans in effect on the date hereof, provided that such options are granted at fair market value and in amounts and with exercise terms consistent with the Company’s past practice, or the sale of shares of Common Stock to employees of the Company pursuant to the Company’s employee stock purchase plans that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (or the filing of a registration statement on Form S-8 to register shares of Common Stock issuable under such plans, (c) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof which the Representative has been advised in writing or (d) the issuance by the Company of Common Stock required to be made pursuant to Clause 5 of that certain Share Purchase Agreement dated June 13, 2018, between Twin Disc NL Holding, B.V. and Het Komt Vast Goed,B.V. If the Representative agrees to release or waive any of the restrictions contained in a lock-up letter, as described in Section 4(g) hereof, for a director or officer of the Company, the Representative will notify the Company at least three business days before the effective date of such release or waiver, and the Company agrees to announce such release or waiver by a press release through a major news service at least two business days before the effective date of such release or waiver.

(p)     The Company will prepare, if the Representative so requests, a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the Shares or the offering in a form consented to by the Representative, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

(q)     The Company will pay the fees applicable to the Registration Statement in connection with the offering of the Shares within the time required by Rule 456(b)(1)(i) under the Securities Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Securities Act) and in compliance with Rule 456(b) and Rule 457(r) under the Securities Act.

(r)     The Company will comply with Rules 433(d) (without reliance on Rule 164(b) under the Securities Act) and with Rule 433(g) under the Securities Act.

(s)     The Company will not take, directly or indirectly, any action designed, or which has constituted or might reasonably be expected, to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(t)     The Company will not, at any time at or after the execution hereof, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Securities Act) or use any prospectus in connection with the offer or sale of the Shares, except in each case other than the Prospectus.

(u)     The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(v)     The Company will apply the net proceeds to the Company from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

6.      Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including, but not limited to: (a) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing, shipping and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (b) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (c) the costs of printing or producing any securities or blue sky memorandum in connection with the offer and sale of the Shares under the securities laws of the jurisdictions in which the Shares may be offered or sold and all expenses in connection with the qualification of the Shares for offer and sale under such securities laws as provided in Section 5(l) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the “Blue Sky” or Legal Investment memorandum (such fees and disbursements of counsel for the Underwriters not to exceed $5,000); (d) all filing fees and the reasonable fees and disbursements of counsel for the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (such fees and disbursements of counsel for the Underwriters not to exceed $10,000); (e) all costs and expenses incident to listing the Shares on the Exchange; (f) the cost of printing certificates representing the Shares; (g) the costs and charges of any transfer agent, registrar or depositary; (h) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; (i) the document production charges and expenses associated with printing this Agreement; (j) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith; and (k) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

The Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on the resale of any of the Shares by them and any advertising expenses connected with any offers they may make. Notwithstanding the above, if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 is not satisfied, because of any termination of this Agreement by the Underwriters pursuant to Section 8 hereof or because of any refusal, inability or failure on the part of the Company to perform any of its obligations or covenants hereunder or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters (or such Underwriters as have so terminated this Agreement with respect to themselves), severally, through the Representative, on demand, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereby.

7.     Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each affiliate of any Underwriter (within the meaning of Rule 405 under the Securities Act) (collectively, the “Underwriter Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any issuer information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any road show not constituting a free writing prospectus, or the Prospectus or any amendments or supplements to any of the foregoing, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which there were made, not misleading; provided, however, that the Company shall not be liable under this Section 7(a) to the extent that such losses, claims, damages or liabilities are caused by, arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(b)     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by, arising from or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any road show not constituting a free writing prospectus, or the Prospectus or any amendments or supplements to any of the foregoing, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which there were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission was made therein in reliance upon and in conformity with information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(c)     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) hereof, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for (i) all Underwriter Entities, (ii) the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and any control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representative. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of such request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)     To the extent the indemnification provided for in Section 7(a) or Section 7(b) hereof is unavailable to an indemnified party or is insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party or parties, on the other hand, from the offering of the Shares or if the allocation provided by clause  above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause  above but also the relative fault of the indemnifying party or parties, on the one hand, and of the indemnified party or parties, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several, and not joint, in proportion to the respective number of Shares they have purchased hereunder.

(e)     The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d) hereof. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)     The indemnity and contribution provisions set forth in this Section 7 shall remain operative and in full force and effect regardless of any termination of this Agreement, any investigation made by or on behalf of any Underwriter Entity, the Company, any person controlling the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) or the Company’s officers or directors and acceptance of and payment for any of the Shares.

8.     Termination. The Underwriters may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery hereof and prior to the Closing Date: (a) trading generally shall have been suspended or materially limited or minimum prices shall have been established on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, LLC or the Nasdaq Global Select Market, (b) trading of any securities of the Company shall have been suspended or materially limited on any exchange or in any over-the-counter market, (c) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (d) any moratorium or material limitation on commercial banking activities shall have been declared by Federal, Wisconsin or New York state authorities, (e) there shall have occurred any outbreak or escalation of hostilities, act of terrorism involving the United States or declaration by the United States of a national emergency or war, or (f) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (e) or (f), makes it, in the Representative’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus (exclusive of any supplement thereto).

9.     Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as applicable, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case, either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.     Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Underwriters set forth or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 5 and 6 hereof shall survive the termination or cancellation of this Agreement.

11.     Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded hereby) that relate to the offering of the Shares, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other hand, with respect to the preparation of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)     The Company acknowledges that in connection with the offering of the Shares: the Underwriters have acted at arm’s length and are not agents of, and owe no fiduciary duties to, the Company or any other person in respect of the transactions contemplated by this Agreement irrespective of whether the Underwriters have advised or are advising the Company on other matters; the Underwriters owe the Company only those duties and obligations set forth herein and in prior written agreements (to the extent not superseded hereby), if any; the Underwriters may have interests that differ from those of the Company and the Purchase Price and the Public Offering Price of the Shares set forth in this Agreement were established and agreed to by the Company following arm’s length discussions with the Underwriters, and the Company understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement. The Company waives to the fullest extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12.     Intended Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase. Nothing expressed or mentioned herein is intended or shall be construed to give any individual or entity, other than the Underwriters, the Company and their respective successors, and the controlling persons, affiliates, officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement is intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors and said controlling persons, affiliates, officers and directors and their heirs and legal representatives, and for the benefit of no one else.

13.     Partial Unenforceability. The invalidity or unenforceability of any Section, subsection, paragraph, clause or other provision hereof shall not affect the validity or enforceability of any other Section, subsection, paragraph, clause or other provision hereof. If any Section, subsection, paragraph, clause or other provision hereof is for any reason determined to be invalid or unenforceable, then there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make the remainder of this Agreement valid and enforceable.

14.     Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by facsimile or electronic transmission shall be equally as effective as delivery of an original counterpart of this Agreement. The failure by a party to deliver an original executed counterpart to this Agreement shall not affect the validity, enforceability and binding effect of this Agreement.

15.     Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16.     NO TRIAL BY JURY. THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SUBSIDIARIES, STOCKHOLDERS AND AFFILIATES) AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17.     Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part hereof.

18.     Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representative in care of Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Fax: 414-765-3912, Attention: Justin Holsen, with a copy to the Legal Department, Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Fax: (414)298-7800; and if to the Company shall be delivered, mailed or sent to 1328 Racine Street, Racine, Wisconsin 53403, Attention: Jeffrey Knutson, with a copy to von Briesen & Roper, s.c., 411 East Wisconsin Avenue, Suite 1000, Milwaukee, Wisconsin 53202, Attention: Ken Hoogstra.

[Signature Page Follows]

Very truly yours,

TWIN DISC, INCORPORATED

By:	/s/ Jeffrey S. Knutson
Name: Jeffrey S. Knutson
Title: VP-Finance, CFO, Treasurer & Secretary

Accepted as of the date hereof

ROBERT W. BAIRD & CO. INCORPORATED
Acting severally on behalf of themselves and the

several Underwriters named in

Schedule I hereto

By:	Robert W. Baird & Co. Incorporated

By:	/s/ Justin Holsen
Name: Justin Holsen
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased	Number of Additional Shares To Be Purchased

Robert W. Baird & Co. Incorporated	1,000,001	150,000
Oppenheimer & Co. Inc.	333,333	50,000
Total:	1,333,334	200,000

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus, including Preliminary Prospectus Supplement dated September 17, 2018 and Base Prospectus dated September 14, 2018

2.	Identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act: None

3.	Free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet: None

4.	Electronic road show: None

5.	Number of Firm Shares to be Sold by the Company: 1,333,334 Number of Additional Shares Subject to Option: 200,000 Public offering price per share: $22.50

EXHIBIT A

FORM OF LOCK-UP LETTER

September ___, 2018

ROBERT W. BAIRD & CO. INCORPORATED
c/o Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

The undersigned understands that Robert W. Baird & Co. Incorporated (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Twin Disc, Incorporated, a Wisconsin corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters (the “Underwriters”), including the Representative, of the common stock, no par value per share of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (4) publicly announce an intention to effect any transaction specified in clause (1), (2) or (3).

The foregoing restrictions shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (c) transfers by will or intestate succession to the undersigned’s immediate family or to a trust, the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (d) pro rata distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned, or (e) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act for the transfer of shares of Common Stock; provided that no sales of Common Stock shall be made pursuant to such a Plan prior to the expiration of the Restricted Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily by the undersigned, the Company or any other person, prior to the expiration of the Restricted Period; provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

In addition, the undersigned agrees that, without the prior written consent of the Representative on behalf of the Underwriters, not to, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that, if the Underwriting Agreement does not become effective by October 31, 2018, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,
(Name)

(Address)

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